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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 21, 2004 relating to the financial statements of Whitney Holding Corporation, which appears in Whitney Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" and "Selected Financial Information of Whitney" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
June 16, 2004